                                                              EXHIBIT 10.16


                        PRODUCT RESEARCH AND DEVELOPMENT
                    AGREEMENT BETWEEN METRA BIOSYSTEMS, INC.
                     AND SUMITOMO PHARMACEUTICALS CO., LTD.

     This Agreement is made as of June 29, 1994 between Metra Biosystems, Inc., 265 N. Whisman Road, Mountain View, California 94043, U.S.A, ("METRA") and Sumitomo Pharmaceuticals Co., Ltd., 2-8 Doshomachi 2-chome, Chuo-ku, Osaka, 541, Japan ("SUMITOMO").

1.   PRODUCTS COVERED BY AGREEMENT:

     "TESTS" means diagnostic assay kits (including updates) in manual microtiter plate format and automated instrument formats to be developed by Metra for clinical (non-research) applications based on levels of insulin-like growth factor binding protein-3 ("IGF-BP3") in serum and other bodily fluids. Preliminary specifications for IGF-BP3 to be developed by Metra and marketed by Sumitomo ("SPECIFICATIONS") are attached to this Agreement as EXHIBIT A and may be modified by written agreement of Metra and Sumitomo.

2.   DISTRIBUTION RIGHTS:

     (a) Sumitomo will have the exclusive right to distribute (including the right to appoint subdistributors) and market the Tests in Japan for use as diagnostic assays.

     (b) Metra is willing to discuss with Sumitomo non-exclusive distribution and marketing rights for the Tests in the Republic of China (Taiwan), the People's Republic of China and the Republic of Korea if and to the extent Metra is permitted to do so contractually. Such distribution rights, if entered into would be pursuant to the distribution agreements set forth in Section 13 below. If granted, it is not intended that Sumitomo will make any additional payments to Metra to acquire distribution and marketing rights for the Tests for these three countries, but Sumitomo will make good effort to match marketing commitments and transfer prices applicable to other distributors of the Tests in these countries.

     (c) If Sumitomo at any time declines interest in collaborating with Metra to exert its best efforts to obtain regulatory approval and to market a Test, then Sumitomo's rights to the such product shall revert to Metra. Sumitomo shall have six months from date of completion of such product to inform Metra whether or not it has interest.

3.   DUTIES OF SUMITOMO:

     Sumitomo will use reasonable diligence consistent with efforts related to its own products to (i) perform necessary clinical trials for the Tests at leading hospitals, (ii) apply for approval and registration of the Tests with the Japan Ministry of Health and Welfare (the "MHW"), (iii) obtain insurance reimbursement prices for the Tests, (iv) market and distribute the Tests once approved, (v) not market or distribute competing tests that measure IGF-BP3 developed by Sumitomo or third parties (other than Metra); except the RIA kits of IGF-BP3 provided by Mediagnost GmbH which Sumitomo has already developed and will distribute and sell jointly with SRL Inc. in Japan under the existing contract between Sumitomo and Mediagnost, provided, however that following launch by Sumitomo of the Tests in Japan, Sumitomo will not advertise or promote any competing tests that measure IGF-BP3, (vi) provide information to Metra on the regulatory testing procedures (stability and others) which Metra needs to perform to satisfy regulatory requirements and standard industry practice for the Tests in Japan, and (vii) provide a copy of each complete registration package, including supporting data, to Metra at the time of submission to the MHW.

4.   DUTIES OF METRA:

     Metra will use reasonable diligence consistent with efforts related to its own products to (a) keep Sumitomo informed on a regular basis (through written progress reports and visits in the United States and Japan) of Metra's progress in developing the Tests, (b) perform (and supply at no charge reasonable quantities of sample Tests necessary to perform) all tests (such as stability testing and performance testing) necessary for Sumitomo to obtain regulatory approval to market the Tests in Japan based on Sumitomo's instructions,
(c) supply sample Tests for the initial evaluation by Sumitomo free of charge, and (d) supply sample Tests for the clinical trials performed by Sumitomo at the price of $200 per Test.

5.   RESEARCH AND DEVELOPMENT PLANS:

     Metra will prepare the research and development plan for the Tests and Sumitomo will prepare the development plan for the Tests for the Japanese market promptly after signing this Agreement. Preliminary version of such a plan for IGF-BP3 is attached to this Agreement as Exhibits B and C. Both companies will use reasonable diligence to accomplish such a plan. The plan may be modified at any time by Sumitomo and Metra. Both companies will meet at least semi-annually to discuss such plans and to exchange information.

6.   PAYMENTS TO METRA:

     As part of the costs of the ongoing and future research, product development and performance testing of the Tests by Metra, Sumitomo will make the following payments to Metra based upon the following milestones promptly after their accomplishment. These payments will be compensation for a part of actual cost spent by Metra for the purpose of the research and development of the Tests.

                                                           Payment
                        Date or Event                       Amount
    -------------------------------------------------    ------------
    Signing of Agreement                                   $100,000

    Evaluation Tests sent to Sumitomo meet the
    Specifications, excluding lot-to-lot precision
    for three separate lots                                $100,000

     All payment will be in U.S. dollars. The maximum payment to be made by Sumitomo pursuant to this Section 6 is US $200,000. If the Japanese Government requires a withholding tax, Sumitomo may withhold such tax from such payments. Metra shall invoice Sumitomo for the above payment within 30 days after the Date or the Event. Sumitomo shall pay the amount within 30 days after the receipt of the invoice.

7.   TERM AND TERMINATION OF AGREEMENT:

     (a) This Agreement will be effective from the date first above written and will continue in effect 3 years from that date. After such 3 year period, this Agreement will be automatically extended for every succeeding 1 year unless either party notifies the other party of its desire to terminate this Agreement at least six (6) months before each anniversary date.

     (b) Sumitomo may terminate the Agreement at any time upon six months' prior notice to Metra and payment of all amounts due to Metra in such six month period. Upon such termination, all rights to the Tests (including product registrations and trademarks) shall revert to Metra.


     (c) Each party may terminate this Agreement without payment of any compensation by giving a written notice of termination;

          (i) if one party files a petition in bankruptcy or a petition to take advantage of any insolvency or reorganization act or, if one party be adjudicated a bankruptcy, or a court of competent jurisdiction shall enter an order or decree appointing a receiver of property of the party, and such adjudication, order or decree shall not be vacated or set aside or stayed within 30 days from its entry.

          (ii) if one party has failed to perform a material provision of this Agreement and has not corrected such failure within sixty days after receipt of notice describing such failure.

8.   SUPPLY OF TESTS AND REAGENTS.

     Metra will stably supply Tests to Sumitomo meeting agreed labeling and product specifications and with remaining kit shelf life of at least six (6) months. The parties shall in good faith discuss Metra's production plan and Sumitomo's delivery schedule and discuss the period of remaining shelf life of Tests and whether any adjustment is necessary or possible. The transfer price for the Tests will be determined by one price formula which will be chosen by Sumitomo from the two options set forth below. Such transfer price per Test shall be effective for the first calendar year after the Tests are launched by Sumitomo in Japan and thereafter will be reviewed annually and if appropriate, adjusted based upon mutual agreement. The transfer price will be FCA (Incoterms) the international airport nearest to Metra's place of business in Mountain View, California. All payments for the Tests purchased by Sumitomo under this Agreement shall be made within sixty (60) days after the date of shipment of Tests.

          (i) OPTION A: The transfer price will be based on the number of Tests purchased during a given calendar year by Sumitomo. Sumitomo shall keep Metra informed on a semi-annual basis of its projected requirements for Tests by providing a rolling twelve (12) month forecast.

               The transfer price of Option A is as follows:


               Tests Purchased                            Price Per
               Per Calendar Year                            Test
              -------------------------------------------------------
                  First 400 Tests                           $300
                  Next 400 Tests                            $275
                  Test over 800                             $250

                                     OR

          (ii) OPTION B: The transfer price will be based on the number of Tests ordered pursuant to a binding purchase order which Sumitomo shall declare for the one (1) year period following the month of such declaration. To obtain the special pricing based on this Option B, Sumitomo must purchase and take delivery of the binding purchase order within twelve (12) months of the purchase order date. In the event that Metra fails to supply any quantities ordered pursuant to this Option B, Sumitomo will pay for the Tests actually delivered at the price which would have been applied to the originally declared quantity. Sumitomo shall keep Metra informed on a semi-annual basis of its projected requirements for Tests by providing a rolling twelve (12) month forecast. The transfer price of this Option B is as follows:

                Number of Tests Ordered            Price per Test
              --------------------------------------------------------
                  1-400 Tests                    $300 for every Test
                  401-800 Tests                  $275 for every Test
                  Any order over 800 Tests       $250 for every Test

Metra shall use reasonable efforts to meet delivery dates set forth in accepted purchase orders, but in any event will deliver Tests within ninety (90) days of the requested delivery date. Metra will warrant that the Tests will meet the Specifications and will promptly replace any Tests which do not meet the Specifications at Metra's expense. Such warranty is the only warranty made by Metra and is in place of any warranty of merchantability or fitness for a particular purpose.

9.   PATENT MATTERS:

     (a) Metra shall own all rights (including US and Japanese patent rights) to the Tests and any improvements made pursuant to this Agreement. Metra shall supply Sumitomo with improved versions of the Tests as provided in Section 8 above.

     (b) In case the Tests infringe or may infringe the patents or other rights of any third parties, both parties shall, in good faith, discuss the steps to be taken to resolve such problem.

10.  PUBLICITY:

     Neither party will disclose the financial terms of the Agreement without the written permission of the other party, except as required by law.

11.  TRADEMARKS:

     Trademarks for the Tests to be distributed by Sumitomo will be decided separately by both parties.

12.  LABELING:

     All Tests will be labeled (including package inserts) to indicate that Metra is the manufacturer of the Tests for Sumitomo.

13.  DISTRIBUTION AGREEMENT:

     Concerning the Tests, both parties will start a discussion about a distribution agreement after Sumitomo's NDA in Japan is submitted and conclude the agreement upon the registration of the Tests. This distribution agreement will include the provisions of this Agreement and will extend to cover such items as product liability, packaging, claims, returns and warranty among others.

14.  CONFIDENTIALITY:

     Each party shall for the period of this Agreement and, for the longer of
(i) 5 years from the date of disclosure or (ii) 10 years from the date first above written, thereafter keep secret and confidential all research, commercial and business information received from the other party and shall not use such information except for the purposes of this Agreement nor disclose such information to any third party provided that the obligations contained in this Clause shall not apply to information which:

     (a) at the time of disclosure is in the public domain or which, after disclosure, becomes in the public domain;

     (b)  at the time of disclosure is already in the possession of recipient;

     (c) is disclosed to recipient by a third party which is entitled to make such disclosure and is not itself under obligations of confidentiality;

     (d) either party discloses to government authorities for the purposes of Registration of Tests.

15.  NOTICE

         Any notice given under, amendments made to or agreements reached in pursuance of this Agreement shall be sent by facsimile followed by registered letter and shall, in the case of Metra, be made by:

         Metra Biosystems, Inc.,
         265 N. Whisman Road
         Mountain View,  California 94043, U.S.A.

         and, in the case of Sumitomo, be made by:

         Manager, Corporate Planning Department
         Sumitomo Pharmaceuticals Co., Ltd.
         2-8 Doshomachi 2-chome
         Chuo-ku Osaka 541,
         Japan

or such other persons or addresses as either party may designate. The language of this Agreement is English and all communications between the parties in respect of this Agreement shall be in English.

16.  ASSIGNMENT

     Neither Metra nor Sumitomo shall transfer or in any way make over the benefits or obligations of this Agreement in whole or in part to any third party without prior written consent of the other except for the assignment to the successor or assignee of all of its business or all of its diagnostic business subject to a prior notice to the other party.

17.  ENTIRE AGREEMENT

     This Agreement set forth the entire agreement and understanding between the parties regarding the subject matter hereof and supersede all prior discussions and agreement. No amendment shall be effective unless made in writing by an authorized signatory of the parties.

18.  VALIDITY/SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision which shall remain in full force and effect. The parties shall use their best efforts to achieve the purpose of the invalid provision by a new, legally valid stipulation.

19.  FORCE MAJEURE

     Neither party shall be responsible for failure or delay in the performance of any of its obligations hereunder due to Force Majeure. Force Majeure shall mean any circumstance which, due to an event or a legal position beyond the parties' reasonable control, renders impossible the fulfillment of any of the parties' obligations hereunder, such as but not limited to, acts of God, acts, regulations and laws of any government, wars, civil commotions, destruction of production facilities or materials by fires, earthquakes or storms, labor disturbances, shortages of public utilities, common carriers or raw materials or any other causes of similar effects. The obligations hereunder which are rendered impossible by any case of Force Majeure shall not be discharged, but only be suspended and the party so affected shall continue to perform its obligations as soon as such case of Force Majeure is removed or alleviated.

20.  LAW OF AGREEMENT

     This Agreement shall be governed by the laws of the State of California, U.S.A. Any and all disputes, controversies or differences which may arise between the parties hereto in relation to the interpretation or administration of this Agreement shall finally be settled by arbitration in accordance with the rules of the International Chamber of Commerce, by which each party hereto is bound. The arbitration shall be held in Tokyo, Japan, if demanded by Metra, in San Francisco, U.S.A., if demanded by Sumitomo.

In witness whereof the parties have executed two copies of this Agreement in English.


Signed for and on behalf of Metra Biosystems Inc.



By: /s/ George W. Dunbar Jr.
   ------------------------------------
   George W. Dunbar Jr.
   President and CEO

Date: 06-29-94
     ----------------------------------



signed for and on behalf of Sumitomo Pharmaceuticals Co., Ltd.

By: /s/ Hiroshi Ishimoda
   ------------------------------------
   Hiroshi Ishimoda
   Managing Director

Date:  13 July 94
     ----------------------------------

                                 EXHIBIT A

                      IGFBP-3 PRODUCT SPECIFICATIONS


Sample                            Serum

Sample Volume                     50-100uL
                                  sample dilution probably 1:100
                                  Dye added to assay buffer

Total Assay Time/Temperature      total time LESS THAN OR EQUAL TO 4 hours,
                                  room temp.

Type of Assay                     Sandwich type

Format                            microtiter strip wells, 6 2x8 strips/kit

Standards                         6 including 0

Controls                          2, high and low

Minimum Detection Limit           2.5 ng/mL

Standard Range                    To be determined
                                  (Current range 2.5-200 ng/mL

Enzyme conjugate                  Direct conjugate of Peroxidase, lyophilized
                                  Dye Added

Substrate                         TMB

Stop Solution                     0.3M H PO , 0.2M H SO , or 0.2M HCl
                                        3  4        2  4

Kit Shelf Life                    12 months at 2-8 degrees C

Specificity/Cross reactivity      BP3               100%
                                  BP1, 2, and 4     LESS THAN 2.5%

Within-run precision              LESS THAN OR EQUAL TO 10% average

Between-run precision             LESS THAN OR EQUAL TO 15% average

Lot-to-lot precision              LESS THAN OR EQUAL TO 15% average

Spike Recovery                    Average              100 PLUS OR MINUS 10%
                                  90% of individuals   100 PLUS OR MINUS 15%
                                  10% of individuals   100 PLUS OR MINUS 25%

Linearity                         Average              100 PLUS OR MINUS 10%
                                  90% of individuals   100 PLUS OR MINUS 15%
                                  10% of individuals   100 PLUS OR MINUS 25%

Correlation to Mediagnost Kit     r = 0.90



                                            R. Hesley

                                            June 24, 1994

                                 EXHIBIT B

                        IGF-BP3 DEVELOPMENT TIMELINE


--------------------------------------------------------------------------------------------
    APR         MAY        JUN          JUL       AUG      SEP      OCT       NOV       DEC
--------------------------------------------------------------------------------------------
    M Standard Stability &    Feas.
    O   value-assignment      Study     R&D-1
    V  Timing issues                              R&D-2
    E  Finalize Format                                    R&D-3
                                                                  Pilot-1
                                                                            Pilot-2
                                                                                      Pilot-3

                                 *                                *            ^            *
                                 P                                P            |            P
                                 A                                A        Initiate         A
                                 R                                R        Real Time        R
                                 *                                *        Stability        *


                                 EXHIBIT C

                       IGF-BP3 SUMITOMO DEVELOPMENT PLAN

'94                     95'                                    96'

6  7  8  9  10  11  12  1  2  3  4  5  6  7  8  9  10  11  12  1  2  3  4  5  6  7  8  9  10  11  12
____________________________________________________________________________________________________
|  |  |  |   |   |   |  |  |  |  |  |  |  |  |  |   |   |   |  |  |  |  |  |  |  |  |  |   |   |   |


                                       Clinical Evaluation                                     ^
                                                                                           Approval
         ^
    Evaluation of Performance Using R & D Lot
                                                                       ^
                                                                 Application                       ^
                    Metra; Stability Tests                                                     Launch



                                 MEMORANDUM

     With reference to the Product Research and Development Agreement dated June 29, 1994, ("Agreement") both parties hereby agree to make this MEMORANDUM related to the patent issue as follows;

     In the event Sumitomo desires and requests that Metra should get Genentech's license covering the manufacturing of IGFBP-3 diagnostics, Metra shall make commercially reasonable efforts to obtain said license and to obtain, as part of said license, a provision indemnifying Metra against intellectual property claims. In that case, Sumitomo agrees that Metra shall act solely to negotiate with Genentech, provided, however, that Metra shall keep Sumitomo informed of the progress of such negotiation and of the contents of Genentech's proposals. Metra shall not agree with Genentech without prior consent of Sumitomo.

     In case Metra shall be required to make a lump-sum payment and running royalty to Genentech in consideration of all rights and licenses granted to Metra, Sumitomo shall bear the same amount as such payments. The above lump-sum payment will be paid to Metra by Sumitomo as an additional milestone of the Agreement within 30 days of execution of the above referenced license agreement with Genentech and the above running royalty will be paid to Metra by Sumitomo by adding to the transfer price set forth in the Agreement of IGFBP-3.

     In Witness Whereof, the parties hereto have caused this MEMORANDUM to be effective as of June 29, 1994 by their respective duly authorized representatives.


Metra Biosystems Inc.                   Sumitomo Pharmaceuticals Co., Ltd


By:  /s/ George W. Dunbar Jr.           By:  /s/ Hiroshi Ishimoda
   --------------------------------        ---------------------------------
   George W. Dunbar Jr.                    Hiroshi Ishimoda
   President and CEO                       Managing Director